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Exhibit 2                                                                Lubert

                            STOCK PURCHASE AGREEMENT

         AGREEMENT, dated as of August 20, 1999, between each person listed on Annex I hereto (the "Buyers"); and UM HOLDINGS, LTD., a New Jersey corporation (the "Seller").

         Intending to be legally bound, the parties hereto hereby agree as follows:

         1. Sale and Purchase. At the Closing (as defined below), Seller through its wholly-owned subsidiaries, UM Equity Corp. and/or UM Investment Corporation (the "Subsidiaries"), shall sell to each Buyer, and each Buyer shall purchase from Seller, the number of shares of the common stock, par value $.01 per share (the "Stock"), of Premier Research Worldwide, Ltd., a Delaware corporation (the "Company"), indicated beneath the Buyer's signature on page 3 hereof, at a purchase price of $6.00 per share, for the aggregate purchase price (the "Purchase Price") indicated beneath the Buyer's signature on page 3 hereof. Each Buyer, simultaneously with its execution of this Agreement, shall wire transfer the full amount of its Purchase Price to Archer & Greiner, A Professional Corporation (the "Escrow Agent"), to be held in escrow until the Escrow Agent receives the documents required to be delivered pursuant to subparagraphs 2(c) and 2(d) hereof. Upon the Escrow Agent's receipt of said documents, all purchase monies being held by the Escrow Agent pursuant to this Agreement, and all accrued interest thereon, shall be immediately released to Seller.

         The wire transfer instructions for the wire transfer to be made by each Buyer pursuant to this paragraph 1 are as follows:

                  First Union Bank N.A. New Jersey
                  ABA Routing # 02120025
                  Archer & Greiner Master Account # 8924302568

         2. The Closing. The closing of the sale and transfer of the Stock hereunder (the "Closing") shall take place at the offices of the Company, at 10:00 A.M. on August 27, 1999, or at such other time and place as the Buyers and the Seller shall mutually agree. The Closing shall be effectuated as follows:

                  (a) Seller shall cause to be delivered to each Buyer, via Federal Express:

                  (i) a stock power, executed by the applicable Subsidiary, transferring to such Buyer the number of shares of the Stock to be sold to it hereunder and a letter of instruction to the Company's transfer agent to effectuate such transfer of the Stock on the stock books of the Company. Each share certificate issued to a Buyer hereunder shall only be issued in the name of the Buyer (as set forth beneath the Buyer's signature on page 3 hereof); and



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                  (ii) an opinion of Archer & Greiner, counsel to the Seller, to the effect that this Agreement has been duly authorized, executed and delivered by the Seller and constitutes the valid and binding obligation of Seller enforceable in accordance with its terms, and Seller has the full requisite power and authority to transfer and deliver (through the Subsidiaries) the Stock to the Buyers pursuant hereto.

                  (b) The Company and Buyers shall have executed and delivered a Put Agreement, in form and substance satisfactory to each party, providing the option to the Buyers to sell to the Company, at a price of $6.00 per share, the Stock acquired hereunder, which option must be exercised, if at all, during the 20 day period following the date of the Closing.

                  (c) Seller shall cause to be delivered to the Escrow Agent a certified copy of resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and authorizing the Company to file a Registration Statement on Form S-3 to register the shares of the Stock purchased hereunder under the Securities Act of 1933, as amended (the "Securities Act").

                  (d) Seller shall cause to be delivered to the Escrow Agent a certification confirming that (i) the deliveries specified in subparagraph 2(a) above have been made and (ii) the agreement specified in subparagraph (b) above has been executed and delivered by the parties thereto, and authorizing the Escrow Agent to release all monies being held pursuant to this Agreement to Seller.

         3. Stock Ownership. Seller represents and warrants to each Buyer that the Subsidiaries are the legal and beneficial owner of, and shall at Closing convey to the Buyer hereunder good and marketable title to, the shares of Stock intended to be sold to such Buyer hereunder, free and clear of any claim, lien, option, charge or encumbrance of any nature whatsoever. Seller has full power, authority and capacity to sell such number of shares to such Buyer in accordance with the terms and provisions of this Agreement and to execute and deliver this Agreement, and this Agreement is the valid and binding obligation of Seller, enforceable according to its terms. To the knowledge of Seller, the shares of the Stock to be sold hereunder constitute validly issued, fully paid and non-assessable shares of capital stock.

         4. Representations and Warranties of the Buyers. Each Buyer represents and warrants to the Seller that it is acquiring the Stock hereunder for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof. The Buyer further represents that it understands that the Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(1) thereof. Accordingly, the Stock must be held indefinitely unless a subsequent disposition thereof is (a) registered under the Securities Act (which the Company will agree to do on a Form S-3 Registration Statement as a condition to the Closing) or (b) exempt from such registration. The Stock will bear a legend indicating its restricted status and the Company will make a notation on its transfer books to such effect. Each Buyer further understands that the exemption from registration afforded by Rule 144 under the


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Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Stock in limited amounts under certain conditions. Each Buyer acknowledges that it has had a full opportunity to request from the Seller and the Company and to review and has received such information that it deems relevant in making a decision to purchase the Stock being purchased by it hereunder.

         5. Restatement of Representations; Disclaimer of Warranties. The representations and warranties set forth in paragraphs 3 and 4 above shall be deemed restated on and as of the date of Closing. Except as specifically set forth in paragraph 3 or 4 above, the sales and purchases pursuant to this Agreement are made on a "without warranty, as-is" basis. Neither party makes any representation or warranty with respect to the business, assets, financial condition, prospects or affairs of the Company, and each party acknowledges that it has not relied upon any such representation or warranty.

         6. Miscellaneous. This Agreement inures to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, that the Buyers shall have no right to assign their rights and obligations hereunder. This Agreement supersedes all prior negotiations, understandings, writings and agreements between the parties hereto. All covenants, agreements, warranties, representations, and disclaimers of warranties and representations contained in this Agreement shall survive the consummation of the sale and purchase hereunder. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                               BUYER:

                                               --------------------------------

Certificate Information (to be completed by Buyer):


    Name, Address and            No. of Shares to be
Tax Identification No. of           Purchased by        No. of Shares x $6.00 =
          Buyer                        Buyer             Total Purchase Price
-------------------------        -------------------    -----------------------





                                       UM HOLDINGS, LTD. ("SELLER")

                                       By:  _________________________________



         Once this signature page has been executed and completed by the Buyer, the Buyer must take the following steps to be eligible to purchase shares of the Stock hereunder:

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                  1. A copy of the executed and completed signature page must be faxed to Deborah A. Hays, Esquire at Archer & Greiner, A Professional Corporation. The fax number is (856) 795- 0574.

                  2. The original copy of the executed and completed signature page must be mailed to the following address:

                           Deborah A. Hays, Esquire
                           Archer & Greiner, PC
                           One Centennial Square
                           Haddonfield, NJ 08033

                  3. The full amount of the Purchase Price must be sent by wire transfer to the following account maintained by the Escrow Agent:

                           First Union Bank N.A. New Jersey
                           ABA Routing # 02120025
                           Archer & Greiner Master Account # 8924302568